Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Second Quarter 2018 Results

For Release July 30, 2018

•                  Net income of $15.7 million, or $0.52 per common share, increased by 6% compared with June 30, 2017

•                  Total assets of $3.8 billion, increased by $393.5 million, or 12% compared to December 31, 2017

•                  Return on average assets of 1.70% for three months ended June 30, 2018

•                  Announced on June 13, 2018, its plans to acquire Farmers-Merchants Bank of Paxton, Illinois

CARMEL, Indiana — (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported second quarter 2018 net income of $15.7 million, or $0.52 per common share, based on 28.7 million shares.  This compared with $14.8 million, or $0.66 per common share, based on 21.1 million shares in the second quarter of 2017.  The decrease in earnings per common share reflected the additional common shares associated with the Company’s initial public offering in October of 2017.

The Company also reported net income of $30.7 million for the six months ended June 30, 2018, a $6.8 million, or 29% increase, compared with $23.9 million in the comparable period of 2017.  Earnings per common share of $1.01 for the six months ended June 30, 2018 compared with $1.05 on a lower share count in the comparable period of 2017.

“The second quarter built on our momentum from the first quarter as we continue to record strong returns on our asset base.  We are pleased with our loan and deposit growth through the second quarter, as we build a pipeline for future growth throughout 2018 and beyond.  Our asset quality also remains strong and stable, as we continue to attract new customers by delivering the products and services that are valued in our select markets,” said Michael Petrie, Chairman and CEO of Merchants.

Total Assets

Total assets increased $393.5 million, or 12%, to $3.8 billion at June 30, 2018, compared with $3.4 billion at December 31, 2017. The increase was due primarily to increases in loans.  Return on average assets was 1.70% for the three months ended June 30, 2018, compared with 2.06% for the three months ended June 30, 2017.

Total loans receivable before allowance for loan losses increased $459.6 million, or 33%, to $1.8 billion at June 30, 2018, compared with $1.4 billion at December 31, 2017. This increase was primarily due to growth in multi-family and healthcare financing, as well as mortgage warehouse lines of credit.

Asset Quality

The allowance for loan losses increased by $2.3 million, to $10.6 million, at June 30, 2018, compared with $8.3 million at December 31, 2017.  The increase reflected a higher amount of loans held for investment, as non-performing loans increased to $4.3 million, or 0.24% of total loans at June 30, 2018, compared with $3.1 million, or .23% of total loans, at December 31, 2017.

Total Deposits

Total deposits increased $232.8 million, or 8%, to $3.2 billion at June 30, 2018, compared with $2.9 billion at December 31, 2017. The increase was due primarily to growth in certificates of deposit and demand deposits during the quarter.  Total brokered deposits increased to $1.1 billion, or 33% of total deposits at June 30, 2018, compared with 32% at December 31, 2017.

Interest Income

Interest income increased $11.7 million, or 52%, to $34.1 million for the three months ended June 30, 2018, compared with $22.5 million for the three months ended June 30, 2017. This increase was due to both loan growth and higher loan yields.  The average balance of loans, including loans held for sale, during the three months ended June 30, 2018, increased by $601.0 million, or 33%, to $2.5 billion, compared with $1.9 billion for the three months ended June 30, 2017.  The average yield on loans increased 59 basis points, to 4.71%, for the three months ended June 30, 2018, compared with 4.12% for the three months ended June 30, 2017.

Interest Expense

Total interest expense increased $5.2 million, or 77%, to $11.9 million for the three months ended June 30, 2018, compared with the three months ended June 30, 2017. Interest expense on deposits increased $5.0 million, or 106%, to $9.7 million for the three months ended June 30, 2018, compared with the three months ended June 30, 2017. The increase in the cost of deposits was due primarily to the higher volume of certificates of deposits, but also to the overall increase in interest rates since last year. There was a 47 basis point increase in the average cost of interest-bearing deposits, to 1.53%, for the three months ended June 30, 2018, compared with 1.06% for the same period in 2017, and an increase in the average balance of interest-bearing deposits of $762.7 million, or 43%, to $2.6 billion for the three months ended June 30, 2018.

Net Interest Income

Net interest income increased $6.5 million, or 41%, to $22.2 million for the three months ended June 30, 2018 compared to the three months ended June 30, 2017.  The increase was due to the overall growth in interest-earning assets, particularly in loans and loans held for sale, coupled with a 24 basis point increase in our interest rate spread, to 2.03%, for the three months ended June 30, 2018, from 1.79% for the three months ended June 30, 2017.  The net interest margin increased 23 basis points to 2.51% for the three months ended June 30, 2018, from 2.28% for the three months ended June 30, 2017.

Noninterest Income

Noninterest income decreased by $5.0 million, or 30%, to $11.6 million for the three months ended June 30, 2018, compared with the three months ended June 30, 2017. The decrease was due to a decrease of $7.4 million, or 48%, in the gain on sale of loans, primarily associated with lower volume of multi-family loan sales in the secondary market. These decreases were partially offset by a $2.2 million increase in loan servicing fees that were positively impacted by a $1.8 million fair market value adjustment in mortgage servicing rights.

Noninterest Expense

Noninterest expense increased $3.7 million, or 45%, to $12.0 million for the three months ended June 30, 2018, compared with $8.3 million for the three months ended June 30, 2017.  The increase was due primarily to a $2.1 million, or 40%, increase in salaries and employee benefits.  The increase in salaries and employee benefits was due primarily to an increase in the number of employees resulting from acquisitions, business growth, and additional hiring associated with becoming a publicly traded company.  The higher salary costs, along with lower noninterest income, contributed to an increase in the efficiency ratio, to 35.5% in the second quarter of 2018, compared with 25.5% for the second quarter of 2017.

Income Taxes

Income tax expense decreased $3.9 million, or 43%, to $5.2 million for the three months ended June 30, 2018, compared with the three months ended June 30, 2017.  The decrease was due primarily to the lower tax rates under the recent federal income tax reform legislation, and by a 13% decrease in pre-tax income over the same period.  The effective tax rate was 24.9% for the three months ended June 30, 2018 compared with 38.1% for the three months ended June 30, 2017.

Segments

Banking income increased by 113% in the second quarter, Mortgage Warehousing income increased by 25%, and Multi-family Mortgage Banking income decreased by 39%, compared with the second quarter of 2017, as the Company continues to diversify its business mix.

About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business with a focus on Federal Housing Administration (“FHA”) multi-family housing and healthcare facility financing and servicing; mortgage warehouse financing; retail and correspondent residential mortgage banking; agricultural lending; and traditional community banking.  Merchants Bancorp, with $3.8 billion in assets and $3.2 billion in deposits as of June 30, 2018, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, P/R Mortgage and Investment Corp., Joy State Bank, RICHMAC Funding LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbankofindiana.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact: Rebecca Marsh

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

Investor Contact: John Macke

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30,	December 31,
	2018	2017
Assets
Cash and due from banks	$18,347	$18,905
Interest-earning demand accounts	334,056	340,614
Cash and cash equivalents	352,403	359,519
Securities purchased under agreements to resell	6,954	7,043
Trading securities	135,075	140,837
Available for sale securities	385,925	408,371
Federal Home Loan Bank (FHLB) stock	7,723	7,539
Loans held for sale (includes $51,768 at fair value for 2018)	953,150	995,319
Loans receivable, net of allowance for loan losses of $10,588 and $8,311, respectively	1,823,691	1,366,349
Premises and equipment, net	8,584	5,354
Mortgage servicing rights	70,085	66,079
Interest receivable	10,306	8,326
Goodwill	5,369	3,902
Intangible assets, net	1,839	1,512
Other assets and receivables	25,578	22,983
Total assets	$3,786,682	$3,393,133
Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest bearing	$585,464	$620,700
Interest bearing	2,590,886	2,322,861
Total deposits	3,176,350	2,943,561
Borrowings	189,515	56,612
Deferred and current tax liabilities, net	12,563	12,422
Other liabilities	15,335	13,064
Total liabilities	3,393,763	3,025,659
Commitments and Contingencies
Shareholders’ Equity
Common stock, without par value Authorized - 50,000,000 shares Issued and outstanding - 28,694,036 shares at June 30, 2018 and 28,685,167 shares at December 31, 2017	134,952	134,891
Preferred stock - $1,000 per share, without par value Authorized - 5,000,000 shares Issued and outstanding - 41,625 shares	41,581	41,581
Retained earnings	217,856	192,008
Accumulated other comprehensive loss	(1,470)	(1,006)
Total shareholders’ equity	392,919	367,474
Total liabilities and shareholders’ equity	$3,786,682	$3,393,133

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Interest Income
Loans	$28,790	$19,022	$53,402	$34,805
Investment securities:
Trading	1,489	1,448	2,478	2,824
Available for sale	1,625	1,022	3,167	1,916
Federal Home Loan Bank stock	81	79	210	160
Other	2,138	893	3,904	1,766
Total interest income	34,123	22,464	63,161	41,471
Interest Expense
Deposits	9,741	4,740	16,757	8,511
Borrowed funds	2,176	2,000	4,090	3,705
Total interest expense	11,917	6,740	20,847	12,216
Net interest income	22,206	15,724	42,314	29,255
Provision for loan losses	998	240	2,404	480
Net Interest Income After Provision for Loan Losses	21,208	15,484	39,910	28,775
Noninterest Income
Gain on sale of loans	7,831	15,167	18,723	20,609
Loan servicing fees, net	2,555	395	2,233	2,384
Mortgage warehouse fees	684	662	1,170	1,258
Other income	560	402	817	466
Total noninterest income	11,630	16,626	22,943	24,717
Noninterest Expense
Salaries and employee benefits	7,268	5,175	13,755	9,067
Loan expenses	1,302	1,069	2,258	1,953
Occupancy and equipment	761	398	1,326	754
Professional fees	677	315	1,165	530
Deposit insurance expense	236	210	482	474
Technology expense	293	261	584	506
Other expense	1,463	833	2,700	1,618
Total noninterest expense	12,000	8,261	22,270	14,902
Income Before Income Taxes	20,838	23,849	40,583	38,590
Provision for Income Taxes	5,186	9,091	9,870	14,702
Net Income	$15,652	$14,758	$30,713	$23,888
Dividends on Preferred Stock	(832)	(832)	(1,665)	(1,664)
Net Income allocated to Common Shareholders	14,820	13,926	29,048	22,224
Basic earnings per share	$0.52	$0.66	$1.01	$1.05
Diluted earnings per share	$0.52	$0.66	$1.01	$1.05
Weighted-average shares outstanding
Basic	28,692,749	21,114,400	28,691,857	21,114,400
Diluted	28,720,805	21,127,923	28,715,687	21,125,590
Dividends per share	$0.06	$0.05	$0.12	$0.10

Key Operating Results

(Unaudited)

($ in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

Noninterest Expense	12,000	10,270	8,261	22,270	14,902

Net Interest Income (before provision for losses)	22,206	20,108	15,724	42,314	29,255
Noninterest Income	11,630	11,313	16,626	22,943	24,717
Total Income	33,836	31,421	32,350	65,257	53,972

Efficiency Ratio	35.47%	32.69%	25.54%	34.13%	27.61%

Average Assets	3,684,225	3,364,165	2,872,200	3,525,080	2,751,823
Net Income	15,652	15,061	14,758	30,713	23,888
Return on Average Assets before annualizing	0.42%	0.45%	0.51%	0.87%	0.87%
Annualization factor	4.00	4.00	4.00	2.00	2.00
Return on Average Assets	1.70%	1.79%	2.06%	1.74%	1.74%

Return on Average Tangible Common Equity (1)	17.41%	17.38%	31.00%	17.41%	25.40%

Tangible Book Value Per Common Share (1)	$11.99	$11.54	$8.73	$11.99	$8.73

Tangible Common Equity/Tangible Assets (1)	9.11%	9.02%	5.97%	9.11%	5.97%

(1) Non-GAAP financial measure - see “Reconciliation of Non-GAAP Measures”

(1) Reconciliation of Non-GAAP Financial Measures

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

Net Income	15,652	15,061	14,758	30,713	23,888
Less: Preferred Stock Dividends	(832)	(833)	(832)	(1,665)	(1,664)
Net Income Available to Common Shareholders	14,820	14,228	13,926	29,048	22,224

Average Shareholders Equity	389,069	375,687	221,777	382,415	217,122
Less: Average Goodwill & Intangibles	(7,031)	(6,616)	(523)	(7,128)	(523)
Less: Average Preferred stock	(41,581)	(41,581)	(41,581)	(41,581)	(41,581)
Average Tangible Common Shareholder’s Equity	340,457	327,490	179,673	333,706	175,018

Annualization Factor	4.00	4.00	4.00	2.00	2.00
Return on Average Tangible Common Equity	17.41%	17.38%	31.00%	17.41%	25.40%

Total Equity	392,919	379,713	226,513	392,919	226,513
Less: Goodwill and Intangibles	(7,208)	(7,054)	(523)	(7,208)	(523)
Less: Preferrd Stock	(41,581)	(41,581)	(41,581)	(41,581)	(41,581)
Tangible Common Equity	344,130	331,078	184,409	344,130	184,409

Assets	3,786,682	3,675,849	3,091,500	3,786,682	3,091,500
Less: Goodwill and Intangibles	(7,208)	(7,054)	(523)	(7,208)	(523)
Tangible Assets	3,779,474	3,668,795	3,090,977	3,779,474	3,090,977

Ending common shares	28,694,036	28,692,206	21,114,400	28,694,036	21,114,400

Tangible Book Value per Common Share	$11.99	$11.54	$8.73	$11.99	$8.73
Tangible Common Equity/Tangible Assets	9.11%	9.02%	5.97%	9.11%	5.97%

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Int.	Rate	Balance	Int.	Rate	Balance	Int.	Rate
Assets:

Interest bearing deposits	$517,594	$2,219	1.72%	$457,235	$1,895	1.68%	$374,780	$972	1.04%
Securities available for sale	407,896	1,625	1.60%	416,266	1,542	1.50%	356,375	1,022	1.15%
Trading securities	175,876	1,489	3.40%	121,029	989	3.31%	187,978	1,448	3.09%
Loans and loans held for sale	2,451,061	28,790	4.71%	2,247,890	24,612	4.44%	1,850,018	19,022	4.12%
Total Interest Earning Assets	3,552,427	34,123	3.85%	3,242,420	29,038	3.63%	2,769,151	22,464	3.25%
Allowance for loan losses	(9,986)			(9,071)			(6,759)
Noninterest-earning assets	141,784			130,816			109,808

Total assets	$3,684,225			$3,364,165			$2,872,200

Liabilities/Equity:

Interest bearing checking	783,798	3,285	1.68%	645,339	2,425	1.52%	365,133	1,447	1.59%
Savings deposits	264,343	190	0.29%	381,749	215	0.23%	325,436	211	0.26%
Money market	796,217	3,265	1.64%	816,707	2,887	1.43%	873,581	2,552	1.17%
Certificates of deposit	708,525	3,001	1.70%	398,992	1,489	1.51%	226,030	530	0.94%
Total interest bearing deposits	2,552,883	9,741	1.53%	2,242,787	7,016	1.27%	1,790,180	4,740	1.06%

Borrowings	69,430	2,176	12.57%	65,635	1,914	11.83%	56,756	2,000	14.13%
Total Interest Bearing Liabilities	2,622,313	11,917	1.82%	2,308,422	8,930	1.57%	1,846,936	6,740	1.46%

Noninterest bearing deposits	643,334			656,284			771,273
Noninterest-bearing liabilities	29,509			23,772			32,215

Total liabilities	3,295,156			2,988,478			2,650,424

Equity	389,069			375,687			221,777

Total liabilities and equity	$3,684,225			$3,364,165			$2,872,201

Net Interest Income		$22,206			$20,108			$15,724

Interest Rate Spread			2.03%			2.06%			1.79%

Net Interest-Earning Assets	$930,114			$933,998			$922,215

Net Interest Margin			2.51%			2.52%			2.28%

Average Interest Earning Assets to Average Interest Bearing Liabilities			135.47%			140.46%			149.93%

Segment Results

(Unaudited)

($ in thousands)

	Net Income		Net Income
	Three Months Ended		Six Months Ended		Total Assets
	June 30,		June 30,		June 30,	December 31,
	2018	2017	2018	2017	2018	2017
Segment
Multi-family Mortgage Banking	$4,765	7,783	$10,249	11,300	$146,262	$134,390
Mortgage Warehousing	5,774	4,623	10,404	8,418	1,550,255	1,352,748
Banking	6,485	3,041	12,465	5,454	2,071,022	1,889,140
Other	(1,372)	(689)	(2,405)	(1,284)	19,143	16,855
Total	$15,652	$14,758	$30,713	$23,888	$3,786,682	$3,393,133